                                                                     EXHIBIT 4.2

                        CATELLUS DEVELOPMENT CORPORATION
                             1995 STOCK OPTION PLAN
                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
                                   (Employee)


         This Award Agreement ("Agreement") is entered into as of Date~ (the "Date of Grant") between Catellus Development Corporation, a Delaware corporation ("Catellus"), and

                                      Name~

an employee of Catellus (the "Employee").

         The Board of Directors (the "Board") of Catellus wishes to provide incentives to the Employee whose performance will contribute to the long-term success and growth of Catellus, further the identity of interests of the Employee with those of Catellus' stockholders and build loyalty to Catellus through recognition and the opportunity for stock ownership by granting the Employee a non-qualified stock option to acquire common stock of Catellus, par value $.01 per share ("Common Stock"), pursuant to the 1995 Stock Option Plan (the "Plan").

         Catellus and the Employee hereby agree as follows:

         1. NUMBER OF OPTION SHARES. This Agreement evidences the grant by Catellus to the Employee, on the terms, conditions and restrictions set forth herein and in the Plan, of a non-qualified stock option (the "Option") to purchase, from time to time, a total of

                                     Number~

shares of Common Stock (the "Option Shares").

         2. OPTION PURCHASE PRICE. Upon exercise, the Employee shall pay to Catellus Price~ per Option Share (the "Option Purchase Price").

         3. OPTION EXPIRATION DATE. Unless terminated sooner in accordance with the provisions of the Plan or this Agreement, the right to exercise the Option shall expire on Date~ (the "Expiration Date").

         4. VESTING RESTRICTIONS. The Option shall be exercisable in accordance with the following provisions:

            a. No portion of the Option may be exercised for any reason until at least six months have elapsed following the Date of Grant.

            b. Subject to the provisions of Section 5 of this Agreement, the Option shall become exercisable on and after the dates set forth below (each, a "Vesting Date") in the following installments:

                 (i) The Option may be exercised as to 25% of the Option Shares on and after the first anniversary of the Date of Grant.

                 (ii) The Option may be exercised as to 50% of the Option Shares on and after the second anniversary of the Date of Grant.

                 (iii) The Option may be exercised as to 75% of the Option Shares on and after the third anniversary of the Date of Grant.

                 (iv) The Option may be exercised as to the entire number of Option Shares on and after the fourth anniversary of the Date of Grant.

         5. EFFECT OF CERTAIN EVENTS ON VESTING AND EXERCISE.

            a.   TERMINATION OF EMPLOYMENT.

            (i) General. In the event of the Employee's termination of employment for any reason, any portion of the Option that (A) has not vested as of such termination, or (B) is vested as of such termination and is not exercised within the period specified in Section 5c, shall be forfeited.

            (ii) Resignation or Termination for Cause. Any unexercised portion of the Option, whether vested or unvested, shall be immediately forfeited in the event of the Employee's termination of employment (A) by reason of the resignation of the Employee, or (B) "for cause" (as defined in the Plan).

            b. FORFEITURE. Notwithstanding any other provision herein, any unexercised portion of the Option, whether vested or unvested, shall be immediately forfeited if the Employee (i) is employed by a competitor of, or engaged in any activity in competition with, Catellus without Catellus' consent,
(ii) divulges without Catellus' consent any secret or confidential information belonging to Catellus, or (iii) is engaged in any other activities which would constitute grounds for termination "for cause".

            c.   EXERCISE PERIOD FOLLOWING TERMINATION OF EMPLOYMENT.

            (i) In the event of the Employee's termination of employment by reason of death, any unexercised portion of the Option that is vested upon his or her death may be exercised by the Employee's personal representative or by the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution at any time within one year following his or her death, but in no event after the Expiration Date.

            (ii) In the event of the Employee's termination of employment (A) by reason of (1) retirement at or after age 65, or (2) disability (as defined in the Plan), or (B) by Catellus or one of its subsidiaries other than "for cause", any unexercised portion of the Option that is vested upon such termination (unless such unexercised portion is forfeited in accordance with Section 5a(ii) or 5b of this Agreement) may be exercised by the Employee at any time within three months following such termination of employment, but in no event after the Expiration Date.

         6. EXERCISE OF OPTION.

            a. All or a portion of the Option may be exercised in accordance with procedures (including requisite holding periods) established from time to time by the Committee (as defined in the Plan); provided that the Option may not be exercised at any one time as to less than 100 shares of Common Stock (or such number of shares of Common Stock as to which the Option is then exercisable if less than 100). If shares of Common Stock are tendered as payment, such shares of Common Stock shall be valued at their Fair Market Value (as defined in the Plan) on the date of exercise of the Option.

            b. No fractional shares, or cash in lieu thereof, shall be issued under the Option.

            c. As a condition to the grant of the Option, the Employee agrees that Catellus or its subsidiaries may deduct from any payments of any kind otherwise due to the Employee from Catellus or any of its subsidiaries the aggregate amount of any federal, state or local taxes of any kind required by law to be withheld with respect thereto or, if no such payments are due or to become due to the Employee, that the Employee shall pay to Catellus, or make arrangements satisfactory to Catellus regarding the payment to it of, such taxes.

            d. No shares of Common Stock shall be issued or transferred upon exercise of the Option unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee.

         7. CHANGE IN CAPITALIZATION. In the event of a change in the capitalization of Catellus due to a stock split, stock dividend, recapitalization, merger, consolidation, combination or similar event, an appropriate adjustment shall be made in the number of Common Shares (as defined in the Plan) subject to the Plan and the terms of the Option may be adjusted by the Committee to reflect such change. Any adjustments pursuant to this Section shall be determined by the Committee in its sole discretion.

         8. NO ASSIGNABILITY. The Option is not assignable or transferable by the Employee, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Employee only by the Employee or, if the Employee becomes disabled, by his or her legal representative.

         9. OTHER PROVISIONS.

            a. Nothing in this Agreement or in the Plan shall confer any right to continue employment with Catellus nor restrict Catellus from termination of the employment relationship of the Employee at any time. The Employee is employed as an employee-at-will and may be terminated from employment at any time with or without notice, and with or without cause.

            b. Nothing in this Agreement or in the Plan shall confer any rights as a stockholder upon the Employee or any other person entitled to exercise the Option with respect to any Option Shares covered by the Option until such time as the Employee or such other person shall have become the holder of record of such Option Shares.

            c. The Employee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan.

            d. The Employee acknowledges that Catellus has the right to terminate, modify or amend the Plan at any time, but that no such termination, modification or amendment may, without the Employee's consent, adversely affect the rights of the Employee under the Option. The Employee further acknowledges that the grant of the Option or of any other option in one year or at one time does not in any way obligate Catellus to make a grant of an option at any future time or in any given amount.

            e. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

            f. The rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, Catellus, the Employee and the Employee's representatives and beneficiaries.

            g. Any communication under this Agreement shall be in writing and addressed to Catellus at 201 Mission Street, San Francisco, California 94105,
Attention: Secretary and to the Employee at the address given beneath the Employee's signature, or at such other address as either party may hereafter designate in writing to the other.

            h. The interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            "CATELLUS"

                                            CATELLUS DEVELOPMENT
                                            CORPORATION

                                            By:
                                               ---------------------------------

ATTEST:

---------------------------------
Assistant Secretary                         "EMPLOYEE"

                                            ------------------------------------
                                            Print Name:
                                                       -------------------------
                                            Address:
                                                    ----------------------------

                                            ------------------------------------